UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2013, the Company’s Board of Directors appointed Sharon L. Allen to the Board of Directors effective immediately. Ms. Allen will sit on the Board’s Audit and Technology Committees.
Ms. Allen served as U.S. Chairman of Deloitte LLP from 2003 to 2011, retiring from that position in May 2011. Ms. Allen worked at Deloitte for nearly 40 years in various leadership roles, including partner and regional managing partner, and was previously responsible for audit and consulting services for a number of Fortune 500 and large private companies.
Ms. Allen currently serves as an independent director of Bank of America Corporation and serves on that board’s Audit Committee and Corporate Governance Committee. Ms. Allen holds a B.S. in accounting and received an honorary doctorate in administrative sciences from the University of Idaho. She is a Certified Public Accountant.
Ms. Allen is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On August 2, 2013, First Solar issued a press release regarding Ms. Allen’s appointment, which is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	First Solar, Inc. Press Release dated August 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
(Registrant)

Date:	August 2, 2013	By:	/s/ Mary Beth Gustafsson
		Name:	Mary Beth Gustafsson
		Title:	Executive Vice President, General Counsel and Secretary